UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 5, 2017

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
While Matador Resources Company (the “Company”) maintains a policy of not commenting on market rumors, at this time the Company is unaware of any basis for recent reports that the Company may be a potential takeover target other than the market’s general recognition of the Company’s significant acreage position and potential for future growth in the Delaware Basin. The Company does not expect to comment on any future market rumors or reports regarding this or any related matter.
The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements state the current expectations or intentions of the Company regarding future events, which, by their nature, involve known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: April 5, 2017	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President